EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of Integrated Health Services, Inc. (IHS) of our report dated September 18, 1997 (October 21, 1997 as to Note 1), appearing in the Annual Report on Form 10-K of RoTech Medical Corporation for the year ended July 31, 1997, which appears in the Form 8-K, dated October 21, 1997, as amended, of IHS, and to the reference to us under the heading "Experts" in the Registration Statement.

Deloitte & Touche LLP
Orlando, Florida
June 4, 1998